Q3 FY20 Earnings Call May 5, 2020

Safe Harbor FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Report Act of 1995, which are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this presentation regarding CSI’s strategy; growth; future financial measurements and investments; product development plans, milestones and introductions; geographic expansion; clinical trials and evidence; professional education efforts; market estimates and opportunities; and developments related to the COVID-19 pandemic are forward-looking statements. These statements involve risks and uncertainties that could cause results differ materially from those projected, including, but not limited to, those described in CSI’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly and annual reports. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this presentation. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this presentation. The forward-looking statements contained in this presentation are made only as of the date of this presentation, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances. FINANCIAL INFORMATION This presentation includes calculations or figures that have been prepared internally and have not been reviewed or audited by CSI’s independent registered accounting firm. Use of different methods for preparing, calculating or presenting information may lead to differences, which may be material.

Q3 Revenues of $61.2 Million 3% Decrease Revenues US Coronary revenue ($ in millions) declined 2% Drivers US Peripheral revenue Unit sold decreased 9% as declined 6% COVID-19 negatively impacted procedure Drivers US volumes Units sold decreased 6% as Peripheral, US Coronary, Support product revenue COVID-19 negatively impacted $42.1 $16.0 increased 124% procedure volumes Hospital revenue decreased 8% International grew 26% OBL revenue decreased 4% Drivers Coronary Classic and International, ViperWire Flex Tip in Japan $3.1 OAS launched in 13 US Peripheral US Coronary International countries OUS to-date

Q3 FY20 Financial Results ($ in millions)


Worldwide Peripheral Revenue
$45.2
$48.3
$45.5
$47.6
$42.6
6% decline WW in Q3
Q3 FY19
Q4 FY19
Q1 FY20
Q2 FY20
Q3 FY20


Worldwide Coronary Revenue
$18.2
$20.0
$19.0
$20.8
$18.5
2% growth WW in Q3
Q3 FY19
Q4 FY19
Q1 FY20
Q2 FY20
Q3 FY20


Gross Margin
80.8%
80.3%
80.4%
79.9%
80.0%
Q3 FY19
Q4 FY19
Q1 FY20
Q2 FY20
Q3 FY20


Cash and Marketable Securities
$115.7
$122.7
$105.0
$109.4
$107.3
Q3 FY19
Q4 FY19
Q1 FY20
Q2 FY20
Q3 FY20

CSI CARDIOVASCULAR SYSTEMS, INC.

Q3 FY20

Highlights

Financial

Revenues Decreased -3.4% vs. LY

Gross Margin 80.0%

SGA Expenses +0.1% to $41.4M

R&D Expenses +8.8% to $10.0M

Net Loss of $(2.9)M

Cash and marketable securities $107.3M

No long-term debt

Increased LOC capacity to $50M and extended to March 2022

Operational - Peripheral

- Low profile peripheral offerings including Exchangeable and Radial are well-positioned to capture market share as physicians seek to reduce procedure time and bleeding complications associated with traditional femoral access
- Received regulatory approval in Australia. Launch timing TBD
- LIBERTY 360 1-Year data is a top 10 download over the past five years from JEVT
- Targeting launch of WIRION EPD in Q1 FY21
- Targeting launch of peripheral angioplasty balloons in 2H FY21

Operational – Coronary

- Growing adoption of coronary toolkit featuring OAS with GlideAssist, 1.0mm Sapphire angioplasty balloons, Teleport Microcatheter and nitinol ViperWire with Flex Tip driving increased revenue per OAS sold
- Received regulatory approvals in New Zealand, Vietnam and Indonesia. Launch timing TBD
- ECLIPSE enrollment suspended with 1364/2000 patients enrolled

Other

- Sold 20,000 OAS units
- Certified 66 international physicians (201 YTD)
- REACH Peripheral Radial Study data to be presented at NCVH in July 2020
- Targeting first in human experience for pVAD device in FY21
- Review of lower extremity endovascular code set is not on the May 2020 CPT Editorial Panel agenda

CSI. CARDIOVASCULAR SYSTEMS, INC.

Near-term Financial Commentary • CSI withdrew fiscal 2020 financial guidance on April 1, 2020 due to the impact of COVID-19 on US procedure volumes • Our April US procedure volumes declined 53% vs. LY • Several factors may increase or decrease our procedure volumes during the last two months of Q4, including developments relating to social restrictions and government restrictions on elective and semi-elective cases, level of patient anxiety, availability of PPE, cath lab and workforce capacity, and sales rep access to hospitals to support cases • Q4 international revenue is expected to be approximately $2.0M • Lower projected manufactured unit volumes are expected to result in Q4 gross profit margin in the mid-70% range • Q4 operating expenses are expected to be in a range of $44M-$46M

Investor Contact:
Jack Nielsen
651-202-4919
j.nielsen@csi360.com

CSI®, Diamondback®, Diamondback 360®, GlideAssist®, ViperWire®, WIRION® and ViperWire Advance® are trademarks of Cardiovascular Systems, Inc.
© 2020 Cardiovascular Systems, Inc.

OrbusNeich®, Teleport® and Sapphire® are trademarks of OrbusNeich Medical, Inc.

For more information:
www.csi360.com

CSII

Cardiovascular Systems, Inc.

@csi360

CSI CARDIOVASCULAR SYSTEMS, INC.